Exhibit 99.1

Entasis Therapeutics Completes Initial Closing of $20M Private Placement with Innoviva

WALTHAM, Mass., May 3, 2021 (GLOBE NEWSWIRE) – Entasis Therapeutics Holdings Inc. (Nasdaq: ETTX), a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibacterial products, announced today that it has completed the initial closing of an approximately $7.5 million stock and warrant issuance to a subsidiary of Innoviva Inc. (Nasdaq: INVA) ("Innoviva"), pursuant to a securities purchase agreement signed on May 3, 2021. Upon satisfaction of certain closing conditions, including approval by Entasis stockholders, Innoviva will purchase the balance of the $20 million in Entasis common stock and warrant securities in a second closing that is anticipated later in the second quarter of 2021 (excluding the consideration payable upon exercise of warrants, if any).

Entasis plans to use the proceeds from the offering to support the continued development of its novel pipeline of pathogen-targeted antibacterial product candidates and for general corporate purposes. Entasis’ pipeline includes sulbactam-durlobactam (SUL-DUR) for carbapenem-resistant Acinetobacter baumannii infections, and zoliflodacin for uncomplicated gonorrhea, including infections caused by drug-resistant strains of Neisseria gonorrhoeae. Both of these product candidates are currently being evaluated in Phase 3 registrational clinical trials.

Pursuant to and subject to the terms and conditions of the securities purchase agreement and related agreements, Innoviva will purchase 10 million shares of Entasis common stock, at a price of $2.00 per share, and warrants to purchase up to 10 million additional shares of Entasis common stock, with an exercise price of $2.00 per share. The stock purchase will occur in two closings. At the initial closing, which occurred on May 3, 2021, Innoviva purchased approximately 3.7 million shares of common stock and warrants to purchase approximately 3.7 million shares of common stock for an aggregate purchase price of approximately $7.5 million. At the second closing, upon satisfaction of certain closing conditions including approval by Entasis stockholders, Innoviva will purchase approximately 6.3 million shares of common stock and warrants to purchase approximately 6.3 million shares of common stock for an aggregate purchase price of approximately $12.5 million.

The transaction was approved by the Board of Directors of Entasis and the shareholders of Entasis will receive a proxy statement seeking their approval of the second closing in the coming weeks.

About Entasis

Entasis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. Entasis’ pathogen-targeted design platform has produced a pipeline of product candidates, including sulbactam-durlobactam (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae infections), ETX0282CPDP (targeting Enterobacteriaceae infections) and ETX0462 (targeting Pseudomonas infections). For more information, visit www.entasistx.com.

Entasis Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Entasis’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during non-clinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected and changes in expected or existing competition, changes in the regulatory environment, failure of Entasis’ collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Many of these factors are beyond Entasis’ control. These and other risks and uncertainties are described more fully in the Entasis’ filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this announcement are made as of this date, and except as required by law, Entasis assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Company Contact

Kyle Dow

Entasis Therapeutics

(781) 810-0114

kyle.dow@entasistx.com

Investor Relations Contacts

James Salierno

The Ruth Group

(646) 536-7028

jsalierno@theruthgroup.com

Media Contact

Annika Parrish

The Ruth Group

(720)-412-9042

aparrish@theruthgroup.com